UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 21, 2008

THE ALLSTATE CORPORATION

(Exact name of Registrant as Specified in Charter)

Delaware	1-11840	36-3871531
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
organization)

2775 Sanders Road
Northbrook, Illinois	60062
(Address of Principal Executive Offices)	Zip

Registrant’s telephone number, including area code: (847) 402-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02(b).  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2008, the Registrant was informed that J. Christopher Reyes is resigning as a director effective August 1, 2008 due to personal business considerations and expanded commitments.

Item 5.03(a).  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 22, 2008, the Registrant’s Board of Directors adopted a resolution, effective immediately, to amend Articles II, III and IV of the Registrant’s bylaws and to restate the bylaws.  The primary purpose of the amendments is to enhance the advance notice requirements in order to help ensure orderly business at stockholder meetings.

Article II was amended to: 1) clarify that only business that is described in the notice of meeting will be considered at any special stockholders meeting and nominations for election to the Board must meet the requirements of Article II Section 16; 2) clarify and enhance notice and disclosure requirements for a stockholder or associated party who wants to bring business before an annual meeting of stockholders; 3) enhance notice and disclosure requirements relating to any stockholder-proposed director nominations; and 4) clarify the Chairman’s right to declare stockholder-proposed business or nominations defective.

Article III was amended to:  1) formalize notice of resignation requirements and clarify timing of effectiveness to strengthen disclosure controls compliance; 2) clarify that an Executive Committee is not required; and 3) clarify the circumstances in which an election will be considered “contested.”

Article IV was amended to conform with provisions of current director indemnification agreements.

A copy of the amended and restated bylaws is attached hereto as Exhibit 3(ii).

Section 9 – Financial Statements and Exhibits

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                         Exhibits

Exhibit No.	Description

3 (ii)	Amended and Restated Bylaws of The Allstate Corporation, effective July 22, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALLSTATE CORPORATION

By:	/s/ Jennifer M. Hager
	Name:	Jennifer M. Hager
	Title:	Assistant Secretary

Date:  July 25, 2008